                               STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT is made as of April 1, 1996 (the "Agreement") between UPSCALE ACQUISITIONS, INC., a California corporation (the "Buyer"), and MONTEREY PASTA COMPANY, a California corporation ("MPC").


    A. MPC owns One Thousand (1,000) shares of common stock of Upscale Food Outlets, Inc., a California corporation ("UFO") constituting all of the issued and outstanding shares of capital stock of UFO (the "Shares").

    B. UFO currently owns and/or operates the eighteen (18) restaurants (the "Operating Monterey Pasta Company Restaurants") described on attached EXHIBIT A which are located in the States of California, Colorado and Washington which feature pasta products sold under the name "Monterey Pasta Company." UFO previously owned and operated a number of additional restaurants, which have ceased operations (the "Closed Monterey Pasta Restaurants"), and in addition to the assets of UFO used in connection with the operation of the Operating Monterey Pasta Company Restaurants, UFO also owns a substantial inventory of restaurant equipment previously used in connection with the operation of the Closed Monterey Pasta Company Restaurants and which UFO holds in storage.

    C. Lance H. Mortensen ("Mortensen") was formerly Chairman of the Board, Chief Executive Officer and President of MPC and was primarily responsible for UFO and is intimately familiar with its business and operations. Mortensen is the sole director of UFO and is directly involved in its business operations.

    D.   Mortensen is also a principal of the Buyer.

    E. MPC announced on March 6, 1996, that it is exiting the restaurant business by divesting its remaining restaurant and franchise operations.

    F. MPC desires to sell the Shares to the Buyer, and the Buyer desires to purchase the Shares from MPC, on the terms and subject to the conditions set forth in this Agreement.


                                      AGREEMENT

    In consideration of the premises and the representations, warranties, covenants and agreements herein contained and subject to the provisions herein contained, the parties agree as follows:

                                      ARTICLE 1
                           PURCHASE AND SALE OF THE SHARES

    1.1 BASIC TRANSACTION. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth herein, MPC agrees to and will sell, transfer, assign and deliver to the Buyer at the Closing (as defined below) and the Buyer agrees to and will purchase and accept from MPC the Shares on the Closing Date (as defined below).

    1.2 PURCHASE PRICE OF SHARES; ASSUMPTION OF LIABILITIES. In exchange for the Shares, the Buyer agrees to deliver to MPC at Closing One Thousand Dollars ($1,000) in cash, payable by delivery of immediately available funds, and the Promissory Note in the form attached hereto as Exhibit B (collectively, the "Purchase Price"). Buyer also acknowledges and agrees that in acquiring the Shares, it is assuming all liabilities of UFO, including, but not limited to, claims by lessors regarding termination of leases and litigation associated therewith, including, but not limited to, those set forth on SCHEDULE 1.2.

    1.3 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Graham & James, 1 Maritime Plaza, San Francisco, California at 10:00 a.m. local time, on
April 19, 1996, or at such other date as is mutually acceptable to the parties; PROVIDED, HOWEVER, that if any of the conditions to Closing set forth in this Agreement have not been satisfied or waived by the party entitled to the benefit of such condition, the Closing shall take place on the third business day after such condition has been satisfied or waived. The date and time of the Closing are herein referred to as the "Closing Date."

    1.4 DELIVERIES AT THE CLOSING. At or prior to the Closing, (i) MPC shall have received the various certificates, instruments and documents referred to in ARTICLE 8 below and the Purchase Price specified in SECTION 1.2 above, and
(ii) the Buyer shall have received the various certificates, instruments and documents referred to in ARTICLE 7 below, and (iii) MPC will deliver to the Buyer the stock certificate representing all of the Shares, duly endorsed in blank or accompanied by duly executed stock power. On or before the Closing Date, MPC shall have paid, or caused to be paid, all stock transfer and other similar taxes required to be paid in connection with the sale and delivery to the Buyer of the Shares.


                                      ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES OF MPC

    MPC hereby represents and warrants to the Buyer as set forth in this
ARTICLE 2, provided that each of the representations and warranties of MPC contained in this Agreement is qualified in its entirety by the knowledge of Mortensen such that MPC shall have no liability to the extent that any representation or warranty made by MPC in this Agreement is a representation or warranty as to which Mortensen has knowledge.

    2.1 AUTHORIZATION OF TRANSACTION. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action and MPC has taken all action required by law, its Articles of Incorporation, Bylaws to authorize all action to be taken by MPC with respect to this Agreement and the consummation of the transactions contemplated hereby. MPC has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the lawful, valid and legally binding obligation of MPC, enforceable in accordance with its terms. Except as set forth in SCHEDULE 2.1 or as known to Mortensen, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, or other restriction of any government, governmental agency, or court to which MPC or UFO is subject or any provision of the Articles of Incorporation or Bylaws of MPC or UFO or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under, any contract, lease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which MPC or UFO is party or by which it is bound or to which any of its assets are subject.
Neither MPC nor UFO is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated hereby.

    2.2 ORGANIZATION; QUALIFICATION AND CORPORATE POWERS. Each of MPC and UFO is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of MPC and UFO has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Except as known to Mortensen, UFO is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties requires such qualification or license.

    2.3 OWNERSHIP OF STOCK. MPC holds of record and owns beneficially the Shares, free and clear of any restrictions on transfer, liens, pledges, encumbrances, claims, security interests, options, warrants, rights and equities of every kind (collectively, the "Encumbrances"), and MPC has the right, power and capacity to transfer and deliver such Shares to the Buyer free and clear of any Encumbrances. MPC is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of UFO (other than this Agreement), except as known to Mortensen. MPC is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of UFO. At the Closing, MPC will deliver to the Buyer good, valid and marketable title to its Shares, free and clear of any Encumbrances, except as known to Mortensen.

    2.4 CAPITALIZATION. UFO's entire authorized capital stock consists of One Million (1,000,000) shares of common stock (the "UFO Common Stock"), of which One Thousand (1,000) shares are issued and outstanding and are held of record and owned beneficially by MPC. All of the issued and outstanding shares of UFO Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and free of preemptive or other rights that entitle or entitled any person to acquire such shares upon the issuance or sale thereof by UFO. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which UFO is a party or which are binding on UFO providing for the issuance, disposition, or acquisition of any of its capital stock, except as known to Mortensen. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to UFO, except as known to Mortensen.

    2.5 SUBSIDIARIES. Except as set forth in SCHEDULE 2.5 or as known to Mortensen, UFO does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, business trust, joint venture or other legal entity.

    2.6       FINANCIAL STATEMENTS.  MPC has previously delivered to the Buyer
(i) the audited financial statements of UFO for the fiscal years ended December 31, 1993, and January 1, 1995, certified by Arthur Andersen (collectively, the "Financial Statements"), and (ii) the unaudited balance sheets of UFO at December 31, 1995, and the related statements of earnings, shareholders' equity and changes in financial condition for the (collectively, the "Interim Financial Statements"). The Financial Statements and the Interim Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of UFO as the dates and for the periods shown, subject, with respect to the Interim Financial Statements, to normal year-end adjustments which in the aggregate will not be material. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Since December 31, 1995, (i) there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of UFO except for changes in the ordinary course of business which, individually or in the aggregate, have not been materially adverse, and (ii) none of the business, prospects, condition (financial or otherwise), operation, property or affairs of UFO has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against, except as known to Mortensen.

    2.7 INTERIM CHANGE. Except as set forth in SCHEDULE 2.7, or except as known to Mortensen, since December 31, 1995, there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of UFO; (b) any change in any of the assets, licenses, permits or franchises which change is material and adverse to the business, financial condition or results of operations of UFO, or any change in the nature of the business, or manner of conducting the business, of UFO, which has had or insofar as UFO can reasonably foresee, will have a material adverse effect on the business, financial condition, results of operations, assets, licenses or permits of UFO; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting UFO or assets of UFO; (d) any forgiveness or cancellation of debts or claims, or waiver of any rights, other than in the ordinary course of business; (e) any increase in the compensation or benefits payable or to become payable by UFO to any of its employees over the levels in effect at December 31, 1995, other than normal increases made in the ordinary course of business consistent with past practices; (f) any work stoppage or labor dispute involving UFO; (g) any disposition by UFO of any assets outside the ordinary course, (h) any employment, bonus, or deferred compensation agreement entered into between UFO and any of its directors, officers or other employees, (i) any indebtedness incurred by UFO for or in respect of borrowed money for itself or others, other than borrowing in the normal course of business pursuant to existing commitments at a level generally consistent with past practice; (j) any declaration or payment or distribution to shareholders or purchase or redemption of any shares of UFO's capital stock or other securities; (k) any consummation, amendment or termination of any material contract, agreement, lease, franchise, permit or license any of which commits UFO or has a value to UFO of greater than $50,000, whether individually or in the aggregate; or (l) any accrual of any other material liabilities, whether fixed or contingent, except in the ordinary course of business.

    2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the December 31, 1995 balance sheet included in the Interim Financial Statements (the "December 31, 1995 Balance Sheet") or incurred thereafter in the ordinary course of business consistent with past practices or except as known to Mortensen, UFO has no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, whether written or oral, and whether due or to become due.

    2.9 TITLE TO ASSETS. UFO has good and marketable title to all of the assets of the Company reflected in the December 31, 1995 Balance Sheet, except for (i) assets disposed of in the ordinary course of business consistent with past practices of UFO since such date and (ii) assets being leased under capitalized leases. Such assets are subject to liens, claims, encumbrances or security interests of third parties incurred in the ordinary course of business.

    2.10 INTELLECTUAL PROPERTY. UFO does not own any registered patents, registered trademarks, registered trademark rights, registered trade names, registered service marks, registered brand names, registered copyrights and/or applications for any of the foregoing. UFO has used the trademarks set forth on
SCHEDULE 2.10. Except as set forth on SCHEDULE 2.10 or except as known to Mortensen, UFO is not a party to any license or agreement relating to the foregoing. SCHEDULE 2.10 contains a true and correct list of all trademarks, trade names, trademark rights, service marks, brand names and copyrights used by UFO in the conduct of its business. To the best of MPC's knowledge, UFO has not been charged or threatened with infringement or violation of any patent, license, copyright, service mark, trademark or trade name or with any other kind of unfair competition with respect to any patent, trademark or trade name.

    2.11      EMPLOYEES.

         (a) SCHEDULE 2.11 lists all officers and employees of UFO whose total compensation for the year ended December 31, 1995 exceeded $50,000, and also lists any and all compensation, pension or benefit arrangements or other financial obligations or understandings, whether written or oral, between UFO and its officers and employees.

         (b) Except as disclosed in SCHEDULE 2.11 or except as known by Mortensen, no director, officer or employee of UFO, and no member of the immediate family (if any such director, officer or employee (i) owns 5% or more of the stock or other securities, or has any other direct or indirect interest in, any person, firm, corporation or entity which has a material business relationship (as creditor, lessor, lessee, supplier, dealer, distributor, franchisee, customer or otherwise) with UFO, (ii) owns, or has any other direct or indirect interest in, any invention, process, know-how, formula, trade secret, patent, trademark, trade name, service mark, service name, copyright or other right, property or asset which is used in or which may be required in the ownership or operation by UFO or its properties and assets, or to otherwise carry on and conduct its or their business and affairs, or (iii) has, directly or indirectly, any contractual relationship with UFO other than as an employee.

    2.12 INSURANCE. Except as known to Mortensen, SCHEDULE 2.12 is a complete and correct list (including the name of the carrier, summary description of coverage, premium, deductible and expiration date) of all policies of insurance or fidelity bonds maintained by MPC naming UFO as an additional insured.

    2.13 BANK ACCOUNTS. Except as known to Mortensen, SCHEDULE 2.13 contains a complete and accurate list of all bank accounts, safe deposit boxes and lock boxes maintained by UFO, together with a list of all authorized signatories thereto.

    2.14 ACCOUNTS RECEIVABLE. Except as known to Mortensen, all notes and accounts receivable shown on the December 31, 1995 Balance Sheet arose in the ordinary course of business and reflect bona fide accounts payable to UFO subject to no set-offs or counterclaims and will be collected in accordance with their terms at their recorded amounts, subject to the reserve for bad debts set forth in the Interim Financial Statements.

    2.15 BOOKS AND RECORDS. Except as known by Mortensen, the book and records of UFO have been maintained in accordance with good business practices and in accordance with all laws, regulations and other requirements applicable to the business operations of UFO.


                                      ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES
                                      THE BUYER

    Buyer represents and warrants to MPC as follows:

    3.1 ORGANIZATION; QUALIFICATION AND CORPORATE POWERS. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Buyer has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

    3.2 AUTHORIZATION OF TRANSACTION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action and the Buyer has taken all action required by law, its articles of incorporation and bylaws to authorize all action to be taken by the Buyer, as the case may be, with respect to this Agreement and the consummation of the transactions contemplated hereby. Buyer has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the lawful, valid and legally binding obligations of the Buyer, enforceable against Buyer in accordance with its terms. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the articles of incorporation and bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent, under any contract, lease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Buyer is party or by which Buyer is bound or to which any of its assets are subject. Buyer is not required to give any notice, to make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated hereby.


                                      ARTICLE 4
                               COVENANTS OF UFO AND MPC

    4.1 COVENANTS OF UFO. UFO hereby covenants to keep, perform and fully discharge the following covenants and agreements;

         (a) INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing or except as authorized by Buyer, UFO shall operate its business as a going concern consistent with prior practice and in the ordinary course of business (except as may be authorized pursuant to this Agreement or except as authorized by Buyer), without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement or expressly approved by the Buyer, UFO shall not:

         (i) enter into or amend any employment, bonus, severance or retirement contract or arrangement, not increase any salary or other form of compensation payable or to become payable to any executives or employees other than in the ordinary course of business consistent with prior practice;

         (ii) purchase, lease or otherwise acquire any real estate or any interest therein;

         (iii) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock;

         (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire any corporation, partnership, or other business organization;

         (v) sell, lease or otherwise dispose, of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights or claims, except in the ordinary course of business consistent with prior practice;

         (vi) authorize for issuance, issue, sell or deliver any additional shares of its capital stock or any securities or obligations convertible into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares of its capital stock;

         (vii) split, combine or reclassify any shares of its capital stock or any class or redeem or otherwise acquire, directly or indirectly any shares of its capital stock;

         (viii) incur any liability, guarantee or obligation (fixed or contingent) other than in the ordinary course of business consistent with prior practice;

         (ix) mortgage, pledge or subject to lien or security interest any of its assets or properties, other than statutory liens arising in the ordinary course of business;

         (x)   make any amendments to its articles of incorporation or bylaws;

         (xi) make any investment in excess of $10,000, whether singly or in the aggregate, in property, plant and equipment and other items of capital expenditure;

         (xii) accelerate receivables or delay payables, except in the ordinary course of business consistent with prior practices; and

         (xiii) abandon any part of its business.

         (b) ACCESS. UFO shall, upon reasonable notice, give the Buyer and its representatives full and free access to all properties, books, contracts, commitments and records of UFO during reasonable business hours and shall promptly furnish the Buyer with all financial and operating data and other information as to the business, properties and assets of UFO as the Buyer may from time to time reasonably request.

         (c) SATISFACTION OF CONDITIONS. UFO agrees to use its good faith, reasonable best efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Article 7 herein on or prior to the Closing Date.

    4.2 COVENANTS OF MPC. MPC agrees to keep, perform and fully discharge the following covenants and agreements:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. MPC and its representatives will not take any action from the date hereof to the Closing Date, whether as officers, directors or shareholders of UFO, that would cause the representations and warranties contained in Article 2 to become untrue or cause the breach of any agreements hereof or covenants contained in Article 4, except in such case as the Buyer may otherwise consent. MPC will promptly bring to the attention of the Buyer any facts which come to its attention that would cause any of the representations and warranties of MPC to be untrue.

         (b) SATISFACTION OF CONDITIONS. MPC agree to use its good faith, reasonable efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Article 7 herein on or prior to the Closing Date.

         (c) NO SOLICITATION, CONFIDENTIALITY, ETC. UFO and MPC agree that, prior to the termination of this Agreement pursuant to Article 6 hereof, UFO and MPC will not, except as may be required by applicable law, (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of the capital stock of UFO or of all or a portion of the assets or business of UFO or (y) any business combination with UFO, or (ii) discuss or disclose either this Agreement or other confidential information pertaining to UFO (except as may be required by law or except as may be required in connection with the transaction to affiliates, officers, directors, employees, agents and other professional consultants of UFO or MPC), with any corporation, firm, government agency, association or other person without the prior written approval of the Buyer. UFO and MPC shall advise such parties of the existence of this Agreement and shall refrain from entering into further discussions with such parties concerning the sale of UFO to the extent otherwise prohibited by this paragraph (c).


                                      ARTICLE 5
                                COVENANTS OF THE BUYER

    The Buyer hereby agrees to keep, perform and fully discharge the following covenants and agreements:

    5.1 CONFIDENTIALITY. The Buyer agrees to hold, and to cause its respective officers, employees, representatives, advisors, consultants and members to hold, all information heretofore, or hereafter obtained from UFO or its advisors in strict confidence and to use the information so obtained only for the purpose of evaluating the purchase of UFO; provided however, that the Buyer shall also be entitled to share such information with any person with whom it is discussing the possibility of providing funds to finance the transactions contemplated hereby. The Buyer shall promptly return all such information to UFO in the event the Closing is not consummated.

    5.2 SATISFACTION OF CONDITIONS. The Buyer agrees to use its good faith reasonable efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Article 8 herein on or prior to the Closing Date.


                                      ARTICLE 6
                                     TERMINATION

    6.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date:

         (a)  MUTUAL CONSENT.  By mutual written consent of the Buyer and MPC;

         (b) COURT ORDER. By MPC or the Buyer if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions as contemplated by this Agreement;

         (c) FAILURE TO CLOSE BY MAY 31, 1996. By the Buyer or MPC if the transactions contemplated hereby shall not have been consummated on or before May 31, 1996; provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions contemplated hereby to have occurred on or before the aforesaid date;

         (d) TERMINATION BY MPC. By MPC upon notice to the Buyer at any time prior to May 31, 1996 if (i) a condition to the performance of MPC set forth in
Article 8 hereunder shall not be fulfilled at the time specified for the fulfillment thereof, or (ii) a material default under or a material breach of this Agreement shall be made by the Buyer, or (iii) any representation set forth in this Agreement or in any instrument delivered by the Buyer pursuant hereto shall be materially false or misleading; or

         (e) TERMINATION BY THE BUYER. By the Buyer by notice to MPC at any time prior to May 31, 1996 if (i) a condition to the performance of the Buyer set forth in Article 7 hereunder shall not be fulfilled at the time specified for the fulfillment thereof, or (ii) a material default under or a material breach of this Agreement shall be made by UFO or MPC or (iii) any representation set forth in this Agreement or in any instrument delivered by the MPC pursuant hereto shall be materially false or misleading.

    6.2 EFFECT OF TERMINATION AND RIGHT TO PROCEED. In the event that this Agreement shall be terminated pursuant to this Article 6, except as provided below, all further obligations of the Buyer, MPC and UFO under this Agreement shall terminate without further liability of the Buyer to MPC or UFO or of MPC or UFO to the Buyer, except, in the case of termination pursuant to
Section 6.1(d) or Section 6.1(e), as to liability for misrepresentation, breach or default in connection with any warranty, representation, covenants or obligation given, occurring or arising to the date of termination. In addition, anything in this Agreement to the contrary notwithstanding, if any of the conditions to obligations specified in Article 7 hereof have not been satisfied, the Buyer, in addition to any other rights which may be available to it, shall have the right to waive their rights to have such conditions satisfied and shall have the right to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of MPC under Article 8 hereof have not been satisfied, MPC, in addition to any other rights which may be available to it, shall have the right to waive their rights to have such conditions satisfied and shall have the right to proceed with the transactions contemplated hereby.

    6.3 SUBSEQUENT SALE OF UFO. Notwithstanding any other provision of this Agreement, if: (a) the transactions contemplated by this Agreement are not consummated on or before May 31, 1996; (b) such failure to consummate said transactions is not attributable to the Buyer's failure to satisfy a condition described in Article 8 hereof which is within the control of the Buyer and
(c) MPC or UFO, prior to May 31, 1996, accepts an offer to sell (whether by sale of stock or assets) UFO to any person other than the Buyer or an affiliate of the Buyer, MPC shall immediately reimburse the Buyer for the reasonable fees and expenses incurred in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby.


                                      ARTICLE 7
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

    Each and all of the obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

    7.1 ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties of MPC contained herein shall be accurate in all material respects as if made on the Closing Date, as well as on the date when made. MPC and UFO shall have performed in all material respects all of its respective obligations and complied in all material respects with each and all of its respective covenants required to be performed or complied with on or prior to the Closing, including without limitation, the execution and delivery of the agreements and undertakings provided for in this Agreement. The Buyer shall have received certificates dated as of the Closing Date from MPC and UFO certifying as to the continued accuracy of the representations and warranties made by it and compliance with conditions precedent to the Closing.

    7.2 NO PENDING ACTION. No injunctive action or proceeding before any court or governmental body will be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

    7.3 TRANSFER OF RIGHTS TO NAME. MPC shall have transferred and assigned to UFO all of its rights, title and interest in and to the use of the name "Lucca's Pasta Bar."

    7.4 ADDITIONAL FUNDING. MPC shall have committed to advance Buyer no more than Three Hundred Fifty Thousand Dollars ($350,000), One Hundred Thousand Dollars ($100,000) to be paid at Closing, One Hundred Fifty Thousand Dollars ($150,000) to be paid thirty (30) days after Closing, and the remaining One Hundred Thousand Dollars ($100,000) to be paid sixty (60) days after Closing. Any and all additional funds so advanced to Buyer by MPC shall increase the principal amount of the Promissory Note attached hereto as Exhibit B.

    7.5       CORPORATE DOCUMENTS.  The Buyer shall have received:

         (a) Certificates of the Secretary of UFO certifying the incumbency of officers and genuineness of signatures of all officers of UFO executing any documents delivered by UFO at Closing, copies of the Bylaws, minute book and stock record book of UFO, and the Articles of Incorporation, and any amendments thereto, of UFO certified as of a recent date by the Secretary of State of California; and

         (b) A Certificate of Status of UFO, evidencing the corporation's good legal standing, certified as of a recent date from the Secretary of the State of California, and a letter issued by the Franchise Tax Board of the State of California, as of the status of taxes paid.


                                      ARTICLE 8
                      CONDITIONS PRECEDENT TO OBLIGATIONS OF MPC

    Each and all of the obligations of MPC to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

    8.1 ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties of the Buyer contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as on the date when made. The Buyer shall have performed in all material respects all of the obligations and complied in all material respects with each and all of the covenants required to be performed or complied with on or prior to the Closing, including without limitation, the execution and delivery of the agreements and undertakings provided for in this Agreement. MPC shall have received a certificate of the Buyer certifying as to the continued accuracy of representations and warranties of the Buyer and compliance with conditions precedent to the Closing.

    8.2 NO PENDING ACTION. No injunctive action or proceeding before any court or governmental body will be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

    8.3 PROMISSORY NOTE. The promissory note attached hereto as Exhibit B shall have been executed.

    8.4 FAIRNESS OPINION. MPC shall have received a fairness opinion, regarding the transactions contemplated by this Agreement, which opinion shall be satisfactory to MPC in its sole discretion.


                                      ARTICLE 9
                        POST-CLOSING COVENANTS AND OBLIGATIONS

    9.1 NAME CHANGE. Buyer agrees to cause UFO to change the name under which the UFO Restaurants operate to a name other than "Monterey Pasta Company" and to cease using the trademarks set forth on Schedule 2.10 within ninety (90) days from the date of Closing. In connection therewith, all exterior signage will be changed within the prescribed period.

    9.2 DELIVERY OF NOTICES. Buyer agrees to deliver to all landlords and any other third parties of contracts to which UFO is a party within ten (10) days of Closing written notification of the change in ownership of UFO.

    9.3 INSURANCE. Within ninety (90) days from the Closing Date, UFO shall cease to be a named insured in the policies of insurance set forth on
Schedule 2.12, and UFO shall obtain such insurance as is necessary and appropriate for the operation of its business.

                                      ARTICLE 10
                      SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                                 AND INDEMNIFICATION

    10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree the representations and warranties made herein shall not survive after the Closing Date.

    10.2 AGREEMENT TO INDEMNIFY. From and after the Closing Date, upon the terms and subject to the conditions of this Article 10, the Buyer hereby agrees to indemnify, defend and hold harmless MPC from and against any and all loss, liability, damage or deficiency (including interest, penalties and reasonable attorneys' fees) that MPC may suffer, sustain, incur or become subject to based upon, arising out of, or resulting from (i) any breach by UFO or the Buyer of any representation or warranty contained in this Agreement or in any closing document delivered to MPC in connection herewith, (ii) the failure of the Buyer to perform its respective covenants, undertakings and obligations under this Agreement, and (iii) the operations of UFO before and after the Closing Date.

    10.3 NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which MPC asserts is an indemnifiable event pursuant to Section 10.2, MPC shall notify Buyer promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, MPC will give the Buyer prompt written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Buyer hereunder; provided that the failure to provide prompt notice as provided herein will relieve the Buyer of its obligations hereunder only to the extent that such failure prejudices the Buyer hereunder. In case any such action shall be brought against MPC and it shall notify the Buyer of the commencement thereof, the Buyer shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to MPC and, after notice from the Buyer to MPC of such election so to assume the defense thereof, the Buyer shall not be liable to MPC hereunder for any legal expenses of other counsel or any other expenses in each case subsequently incurred by MPC, in connection with the defense thereof other than reasonable costs of investigation. MPC agrees to cooperate fully with the Buyer and its counsel in the defense against any such asserted liability. MPC shall also have the right to participate at its own expense in the defense of such asserted liability.
Any compromise of such asserted liability by the Buyer shall require the prior written consent of MPC. If MPC refuses its consent to a BONA FIDE offer of settlement which the Buyer wishes to accept (which must include the unconditional release of MPC from all liability with respect to the claim at issue), MPC may continue to pursue such matter, free of any participation by the Buyer, at the sole expense of MPC. In such event, the obligation of the Buyer to MPC shall be equal to the lesser of (i) the amount of the offer or settlement which MPC refused to accept plus the costs and expenses of MPC prior to the date the Buyer notifies MPC of the offer of settlement and (ii) the actual out-of-pocket amount MPC is obligated to pay as a result of MPC's continuing to pursue such matter.


                                      ARTICLE 11
                                  GENERAL PROVISIONS

    11.1 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    11.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by personal delivery or registered or certified mail postage prepaid, as follows:

    If to MPC:          Monterey Pasta Company
                        353 Sacramento Street, Suite 500
                        San Francisco, CA  94111
                        Attn:  Norman E. Dean, President
                                   and Chief Executive Officer

    With a copy to:     James E. Topinka, Esq.
                        Graham & James LLP
                        One Maritime Plaza, Suite 300
                        San Francisco, CA  94111

    If to Buyer:        Upscale Acquisitions, Inc.
                        170-F Alamo Plaza, Suite 504
                        Alamo, CA  94507
                        Attn:  Lance H. Mortensen

    With a copy to:     R.M. Bonnifield
                        Andersen, Bonnifield & Stevens
                        1355 Willow Way, Suite 255
                        Concord, CA  94520

Any party may change its address for receiving notice by written notice given to the others named above. All such notices shall be effective when delivered by personal delivery or if mailed, when deposited in the mail addressed as set forth above.

    11.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

    11.4 PARTIES IN INTEREST. This Agreement shall bind and inure to the benefits of the parties named herein and their respective heirs, successors and assigns. This Agreement is not assignable by any party hereto.

    11.5 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among the parties, whether written or verbal.

    11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of California in any action or proceeding arising out of or relating to this Agreement.

    11.7 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    11.8 EXPENSES. Except as otherwise provided in this Agreement, each of the parties shall bear its own respective expenses in connection with the transactions contemplated by this Agreement. MPC shall be responsible for all expenses incurred in connection with the preparation and rendering of the fairness opinion.

    11.9 PUBLICITY. Any publicity relating to this transaction and the method of its release shall be approved by each of Buyer and MPC, which approval shall not be unreasonably withheld.

    11.10 ATTORNEYS' FEES. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the nonprevailing party.

    IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.


                        MONTEREY PASTA COMPANY

                        By:
                             ------------------------------
                        Name:      Norman E. Dean
                        Title:     President and Chief Executive Officer


                        UPSCALE ACQUISTIONS, INC.

                        By:
                             ------------------------------
                        Name:      Lance H. Mortensen
                        Title:     President

                                      EXHIBIT A

                 List of Operating Monterey Pasta Company Restaurants

                                 AS OF APRIL 1, 1996


- ----------------------------------------------------------------------------------------------------------------------
MKT   UNIT #    CENTER                   ADDRESS                          CITY                     OPEN       CLOSED
- ----------------------------------------------------------------------------------------------------------------------
NCAL  004   STONERIDGE MALL       1024 STONERIDGE MALL ROAD        PLEASANTON, CA  94588        10/04/93
NCAL  006   CROCKER GALLERIA      50 POST STREET                   SAN FRANCISCO, CA  94104     12/23/93
NCAL  007   SF SHOPPING CENTRE    865 MARKET STREET C18            SAN FRANCISCO, CA  94103     02/23/94
NCAL  013   ARDEN FAIR            1689 ARDEN WAY, #110             SACRAMENTO, CA 95815         05/29/94
SCAL  019   PLAZA AT W. COVINA    1200 WEST COVINA PARKWAY #1554   WEST COVINA, CA  91790       03/28/95
NCAL  024   DOWNTOWN PLAZA        515 L STREET, #1047              SACRAMENTO, CA 95814         05/06/94
SCAL  025   PROMENADE             6100 TOPANGA CANYON #201         WOODLAND HILLS, CA 91367     12/31/94     03/31/96
COLO  027   SOUTHWEST PLAZA       8501 W BOWLES AVENUE             LITTLETON, CO 80123          06/15/94     03/00/96
SCAL  029   FASHION VALLEY        353 FASHION VALLEY               SAN DIEGO, CA  92108         06/29/94
NCAL  030   HILLSDALE S.C.        440 HILLSDALE MALL, SPACE 2228   SAN MATEO, CA  94403         08/04/94
COLO  032   THE CITADEL           750 CITADEL DRIVE EAST           COLORADO SPRINGS, CO 80909   08/22/94
COLO  033   CROSSROADS            160 28TH STREET, # 220           BOULDER, CO 80301            09/09/94
COLO  034   WESTMINSTER           5433 W 88TH AVENUE               WESTMINSTER, CO 80030        08/18/94
WA    039   BELLEVUE SQUARE       BELLEVUE SQUARE #140             BELLEVUE, WA  98009          03/01/94
WA    040   TACOMA MALL           4502 SO. STEELE STREET #509      TACOMA, WA  98409            03/01/94
WA    041   ALDERWOOD MALL        3000 184TH S.W. #294             LYNNWOOD, WA  98036          03/01/94
WA    042   NORTHGATE WA          502 NORTHGATE MALL               SEATTLE, WA  98125           03/01/94
NCAL  068   HARTZ AVE             501 HARTZ AVENUE                 DANVILLE, CA  94526          10/16/95


                                      EXHIBIT B
                                   PROMISSORY NOTE

$2,500,000                                                         April 1, 1996
Prime Rate                                             San Francisco, California


         FOR VALUE RECEIVED, the undersigned, Upscale Acquisitions, Inc., a California corporation ("Maker"), promises to pay to the order of Monterey Pasta Company, a California corporation ("Payee"), at 353 Montgomery Street,
Suite 500, San Francisco, California 94111, or at such other place as Payee may from time to time designate by written notice to Maker, the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) in the manner set forth below, together with interest on the unpaid balance of such principal amount, from the date hereof until payment in full, at the prime rate per annum as published by Bank of America, N.A., San Francisco, California, during the term of this Note, not to exceed ten percent (10%).

         (a) ADJUSTMENT OF PRINCIPAL. Any amounts advanced to Maker by Payee pursuant to Section 7.4 of the Stock Purchase Agreement dated April 1, 1996, between Maker and Payee shall be added to the principal amount of this Note and thereafter shall accrue interest at the rate specified above. On November 15, 1996, the principal amount of this Note shall be increased or decreased as agreed by Maker and Payee to reflect the business operations of Maker from the date hereof through November 15, 1996.

         (b) TERMS OF PAYMENT. Beginning on the second anniversary of this Note, principal plus all accrued interest shall be paid in eighty-four (84) equal successive monthly installments on the first day of every month. All outstanding principal and accrued but unpaid interest shall be paid no later than April 10, 2005.

         (c) EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default hereunder:

              (i) Maker shall fail to perform any of its obligations pursuant to this Note.

              (ii) Maker (A) shall admit in writing its inability generally to pay its debts when due, (B) shall make a general assignment for the benefit of creditors, or (C) shall be adjudicated a bankrupt or insolvent or file a voluntary petition, have a petition filed against it which shall not be dismissed within forty-five (45) days after the filing thereof, or consent to a petition, or file an answer admitting the material allegations of the petition, in any bankruptcy, reorganization, insolvency, dissolution or similar proceedings; and

              (iii) An order, judgment or decree shall be entered, appointing a receiver, trustee, custodian or liquidator for Maker.

         (d) ACCELERATION UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default hereunder, Payee may declare this Note to be immediately due and payable, whereupon the principal amount of this Note and all accrued but unpaid interest thereon shall become immediately due and payable without further notice, demand, presentment or protest, the requirement for any of which is expressly waived by Maker.

         (e) PREPAYMENT. The principal amount may be prepaid in whole or in part, at any time or from time to time without premium or penalty.
(e)
         (f) GOVERNING LAW. This Note shall be governed by the laws of the State of California, without giving effect to principles of conflicts of law thereof.

         (g) EXPENSES. Maker agrees to pay, in addition to principal and interest due and payable hereunder, all costs and expenses (including reasonable legal fees) of any nature incurred by Payee in connection with enforcing the terms hereof.

         (h) AMENDMENT AND WAIVER. This Note may be amended or modified and the terms hereof may be waived only by a written instrument signed by the party against whom the enforcement of any modification, amendment or waiver is sought. No oral amendment or modification of this Note shall be enforceable even if such oral amendment or modification is claimed to be supported by consideration. No delay on the part of Payee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of Payee of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         (i) NOTICES. Any notices given pursuant to this Note shall be given in accordance with the provisions of the Stock Purchase Agreement.

         (j) ASSIGNMENT. This Note shall not be assignable nor delegable by Maker without the prior written consent of Payee. Payee may assign any of its rights hereunder without Maker's consent which shall inure to the benefit of Payee's successors and assigns.


         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date and year first above written.


                             UPSCALE ACQUISITIONS, INC., a California corporation


                             By:
                                ----------------------------------------------
                             Its:
                                 ---------------------------------------------

                                     SCHEDULE 1.2

          Claims by Lessors Regarding Termination of Leases and Litigation
                                 Associated Therewith


1. Upscale Food Outlets, Inc. ("UFO") v. Midsouth Data Systems, Inc. dba "Monterey Pasta Company," v. Allie Rooks, an individual; Midsouth Data Systems, Inc., a corporation; Midsouth Data Systems, Inc. v. UFO, Monterey Pasta Company, a corporation and Does 1 through 25, inclusive (Superior Court of the State of California for the County of Contra Costa, Case No. C 95-05007)

2. La Salle Street Fund Incorporated of Delaware v. UFO d/b/a The Monterey Pasta Company (also known as "Valley View") (95th Judicial District Court, Dallas County, Texas, Case No. 96-03279)

3. Tarlos & Associates, Inc., a California corporation v. Monterey Pasta Company, and Does 1 to 10; UFO v.Tarlos & Associates, Inc., a California corporation; R.A.S. Builders, Inc.; and Roes 1-50 (Superior Court of California, County of Orange, Harbor Judicial District, Case No. 752052)

4. Plaza Camino Real v. UFO (Superior Court of California, County of San Diego, North County Judicial District, Case No. N69429)

5. Peninsula Center Partners, L.P. v. UFO; UFO v. Peninsula Center Partners, L.P., a California limited partnership, Grubb & Ellis Company, Jeffrey M. Axtell, and Roes 1-10 (Superior Court of California, County of Los Angeles, Case No. BC138043)

6. Pacific Acquisition Corporation v. UFO, a California corporation, dba The Monterey Pasta Company, Morweg Construction Company, Inc., a California corporation and Does 1-10, inclusive (Superior Court of California, City and County of San Francisco, Case No. 972333)

7. Northgate Mall Partnership, a Delaware general partnership, et al. v. UFO dba Monterey Pasta Company, a California corporation, Lucca's Pasta Bar, Inc., a Washington corporation, Timothy Morris, G. Patrick Morris, and J. Mickey Morris; UFO dba Monterey Pasta Company, a California corporation v. Northgate I Real Estate Corporation, a Delaware corporation, and John Does 1-5 (Superior Court of the State of Washington in and for the County of King, Case No. 95-2-32972-1
SEA)

8. Charles M. Lusk, III, Ted Beilman, and Richard Ethun, d/b/a/PSTS-Texas Company v. Monterey Pasta Company, Monterey Pasta Development Company, and UFO (U.S. District Court for the So. District of Texas Houston Division, Civil Action No. H 95-1840)
 [Requested transfer of venue to Federal District Court in San Francisco, California]

9. Lakeshore Bay Retail, Inc., c/o AMB Institutional Realty Advisors, as landlord, and UFO (also known as Lakeshore Plaza) - lease termination

10. Great Mall of the Bay Area Partnership, a California general partnership v. UFO, a California corporation dba Monterey Pasta Company, et al. (Superior Court of California, County of Santa Clara, Case No. CV 750241), together with mechanics liens' claims filed by Dasco Construction and Drywall and Ciari Plumbing; Central Wholesale Electrical v. UFO

11. UFO v. Glendale Associates, and related cross-action (Superior Court of California for the County of Los Angeles, Case No. EC018286)

12. UFO, a California corporation v. Galleria Joint Venture, a California joint venture (Superior Court of the State of California for the County of Los Angeles, Case No. BC 134 167) (also known as Sherman Oaks Galleria)

13. UFO v. Federal Way Joint Venture,et al. (Superior Court of the State of Washington for King County, Case No. 95-2-22562-4SEA) (also known as Gateway Center in Federal Way, WA)

14. DSC 4, a California limited partnership v. UFO, a California corporation d/b/a Monterey Pasta Company, and Does 1-20, inclusive (Superior Court of California, County of Orange, Case No. 748817) (also known as Fountain Valley)

15. Corporate Property Investors, a Massachusetts Business Trrust, and EMI Santa Rosa Limited Partnership, a California limited partnership, v. Monterey Pasta Company, a California corporation; UFO, a California corporation; the Morweg Construction Company, a California corporation; and Does 1-20, inclusive (Superior Court of the State of California, Contra Costa County, Case No. C95-03878) Covers the Brea, Westminster and Santa Rosa lease terminations

16. Centermark Properties of Vancouver, Inc. d/b/a Vancouver Mall, a general partnership v. UFO, a California corporation and Monterey Pasta Company, a California corporation (Superior Court of Washington for Clark County, Case No. 95-2-05425-4)

17. Shopping Center Associates, a New York general partnership v. UFO, a California corporation d/b/a/ the Monterey Pasta Company, also d/b/a/ Monterey Pasta Company (County of Los Angeles, Case No. 96B01655) (also known as The Promenade at Woodland Hills (unit #025))

18. Hulen Mall Joint Venture, as landlord and UFO, as tenant - lease termination

19. Anita Associates, a California limited partnership, as landlord, and UFO d/b/a The Monterey Pasta Company, as tenant - Santa Anita Fashion Park (Unit #
31) lease termination and settlement

20. DPA, L.P., a California limited partnership, as landlord, and UFO, as tenant - Downtown Plaza (Unit #024) - amendment to lease with respect to advertising

21. H and H-Cerritos, a California general partnership, as landlord, and UFO d/b/a/ The Monterey Pasta Company, as tenant - Los Cerritos (Unit # 015) lease termination and settlement

22. Aquiport Seven Corporation, a Delaware corporation, c/o The Edward J. DeBartolo Corporation, as landlord, and UFO, as tenant (lease was originally entered into with Lucca's Pasta Bar, Inc., a Washington corporation, as tenant) for lease of the Alderwood Mall Shopping Center in Lynnwood, Washington (Unit #041)

23. Bellevue Square Managers, Inc., a Washington corporation, as landlord and UFO, as tenant (lease was originally entered into with Lucca's Pasta Bar, Inc., formerly known as Lombardi's, Inc., a Washington corporation, and Timothy John Morris and Marian Kathryn Morris, husband and wife, collectively, as tenant) for lease of Bellevue Square in King County, Washington

24. Southwest Properties Venture, as landlord, and UFO d/b/a Monterey Pasta Company - lease termination of Southwest Plaza, Colorado (Unit #027) [Amended Notice of Default dated 4-3-96 also served upon Monterey Pasta Company)

25. Stoneridge Properties, as landlord, and UFO d/b/a/ Monterey Pasta Company, as tenant - change of control is deemed to be a default under the lease. By letters dated February 20 and March 19, 1996, The Taubman Company, property manager, advised Norman E. Dean that UFO provide him with the details of the proposed transaction so that Landlord can determine whether the sale of stock of UFO to an affiliate of Lance H. Mortensen might be deemed to violate the lease for Stoneridge Mall (Unit #004). (Monterey Pasta Company is a guarantor of that lease)

26. Shopping Center Lease Agreement dated November 8, 1995 between Richard E. Cornwell and Kathleen D. Cornwell, as landlord, and LBJ Restaurants, LLC, a Colorado limited liability company, former franchisee, dated November 8, 1995. Former franchisee terminated lease; Monterey Pasta Company is guarantor of that lease. Vacating the premises might be deemed to violate the lease

27. Taubman-Cherry Creek Limited Partnership ("Taubman") v. UFO (Denver District Court, Case No. 95-CV-4194). Although a Settlement Agreement and Release dated as of November 15, 1995 was entered into among Taubman, UFO and LBJ Restaurants, LLC, a Colorado limited liability company, former franchisee, in connection with that civil action, there are possible claims that may be made against RAS Builders, Inc. and Holland & Hart, counsel for Upscale Food Outlets, Inc.

28. Post-Montgomery Associates, a California general partnership, as landlord, and UFO, as tenant, entered into a Retail Lease dated as of August 1993 for lease of premises located in the retail portion of the retail and office complex known as the Pacific Telesis Center in San Francisco, California. First Amendment to Retail Lease providing for a reduction of rent upon landlord's receipt of a marketing plan has not yet been executed

                                     SCHEDULE 2.1

                                  Consents Required

Consents are required under the leases entered into by Upscale Food Outlets, Inc. d/b/a/ The Monterey Pasta Company listed below:


- -----------------------------------------------------------------------------------------------------------------
UNIT    LOCATION            FOOD            LANDLORD             LEASED                LEASE DATES
 #                          COURT                                SQ FT     COMMENCE        OPENED        EXPIRES
- -----------------------------------------------------------------------------------------------------------------
003 BROADWAY PLAZA           N         MaceRich N.W Assoc       2681      08/23/93       07/27/93       06/30/00
004 STONERIDGE               N         Stoneridge Properties    1055      10/01/93       10/04/93       09/30/00
005 CORTE MADERA             N         Hahn                     647       11/08/93       11/08/94       11/03/00
006 CROCKER GALLERIA         N         Post Montgomery          1190      12/01/93       12/23/93       12/31/00
007 SF SHOPPING CENTRE       N         S.F. Shpng Ctr Assc      814       01/08/94       02/23/94       01/31/03
008 STONESTOWN               N         Pacific Acquisitions     1152      03/01/94       03/01/94       10/31/03
009 SANTA ROSA               N         Corp Property Inv.       2421      12/01/93       12/16/93       02/28/04
010 MALL AT NORTHGATE        N         Northgate Mall Assoc     500       03/07/94       03/07/94       01/31/01
011 FRESNO FASHION FAIR      Y         MCA Fresno Assoc         458       05/13/94       05/13/94       06/30/04
012 SHERMAN OAKS GALLERIA    Y         LaSalle Partners         520       07/22/94       07/22/94       01/31/04
013 ARDEN FAIR               N         Arden Fair Assoc.        1346      04/01/94       05/29/94       03/31/04
014 LAKEWOOD CTR MALL        N         Lakewood Ctr Mall        1060      06/03/94       06/03/94       05/31/04
015 LOS CERRITOS CENTER      Y         H&H Cerritos             649       05/01/94       05/13/94       04/30/04
016 BREA MALL                N         Corp Prop Investors      2270      07/14/94       09/21/94       05/31/04
017 PLAZA CAMINO REAL        N         Plaza Camino Real        1485      05/15/94       05/22/94       01/31/05
018 VILLA MARINA MRKTPLC     N         Copley Investors LP      1200      06/23/94       06/23/94       12/31/03
020 WESTMINSTER MALL         N         Corp. Prop. Investors    1781      08/15/94       09/27/94       08/14/04
021 GLENDALE GALLERIA                  Glendale Assoc Ltd       705       05/01/94       09/18/94       04/30/04
022 CHERRY CREEK S.C.        N         Taubman Ch. Crk. LP      1255      06/23/94       06/23/94       06/22/01
024 DOWNTOWN PLAZA           N         DPA, L.P.                1686      05/06/94       05/06/94       03/31/04
025 PROMENADE                N         Shopping Ctr Assc        2500      01/05/95       12/31/94       01/31/03
027 SOUTHWEST PLAZA          N         SW Properties Ventur     1437      06/09/94       06/15/94       06/08/04
029 FASHION VALLEY S.C.      N         Fashion Vly Venture      960       06/29/94       06/29/94       12/31/02
030 HILLSDALE MALL           N         Bohannon Developmt       1326      08/01/94       08/04/94       07/31/04
031 S.ANITA FASHION PARK     Y         Anita Assoc (Hahn)       640       05/01/94       08/24/94       04/30/04
032 THE CITADEL              Y         Tristate J.V.            954       08/01/94       08/22/94       06/30/01
033 CROSSROADS MALL          N         Macerich Partnership     1793      08/30/94       09/09/94       06/30/04
034 WESTMINSTER MALL         Y         Westminster Mall Co      504       08/01/94       08/18/94       07/31/04
035 HULEN MALL               Y         Hulen Mall J.V.          560       08/24/94       08/24/94       08/31/99
037 VALLEY VIEW CENTER       Y         La Salle Partners        1308      08/13/94       08/13/94       12/31/04
038 VANCOUVER MALL           Y         Vancouver Mall           533       06/03/94       06/03/94       01/31/05
039 BELLEVUE SQUARE          N         Bellevue Square Mgrs     1393      03/01/94       03/01/94       09/30/98
040 TACOMA MALL              N         Tacoma Mall #509         1274      03/01/94       03/01/94       11/30/99
041 ALDERWOOD MALL           N         Acquiport Seven          1648      03/01/94       03/01/94       02/28/03
042 NORTHGATE MALL           N         Northgate Mall Ptrns     2442      03/01/94       03/01/94       06/30/03
046 PROSPECT SQUARE          N         John Burnham & Co        1461      12/31/94       12/31/94       03/31/02
047 GREAT MALL               N         Great Mall of the Bay    1805      11/16/94       11/16/94       11/15/04
048 PENINSULA CENTER         N         Peninsula Partners       1850      12/13/94       12/13/94       12/12/04
048 PENINSULA CENTER         N         Peninsula Partners       1850      12/13/94       12/13/94       12/12/04
052 ENCINITAS                N         Sudberry Properties      2100      03/01/95                      02/28/00
052 ENCINITAS                N         Sudberry Properties      2100      03/01/95       n/a            02/28/00
059 GATEWAY                  N         Federal Way J.V          2240      03/03/95       Not Opened     03/02/05
061 FOUNTAIN VALLEY          N         DSC4, LP                 1957      04/16/95       Not Opened     04/15/05
067 LAKESHORE PLAZA          N         Menlo Management         2520      06/12/95       n/a            06/11/00
068 HARTZ AVENUE             N         Nine of Hartz            2833      07/01/95       10/16/95       06/30/05
    TATUM POINT              N         Richard Cornwell, et ux  3737      12/15/95       n/a            02/28/01



                                     SCHEDULE 2.5

                      Subsidiaries of Upscale Food Outlets, Inc.



                                        None.

                                     SCHEDULE 2.7

                       Material Changes Since December 31, 1995


               See attached list incorporated herein by this reference.

                                 UPSCALE FOOD OUTLETS
                              COMPARATIVE BALANCE SHEET
                          December 31, 1995 - March 31, 1996



                                         31-Dec-95           31-Mar-96        Period Change
Cash
    Cash on Hand                        11,250.00           11,050.00              200.00
    Cash - B of A Payroll              (24,556.45)         (92,867.53)          68,311.08
    Cash - B of A Checking            (112,924.44)         (23,362.65)         (89,561.79)
    Cash - B of A Deposits              98,045.34           68,281.71           29,763.63
    Cash - Seattle Seafirst             15,009.08           16,944.64           (1,935.56)
    Cash - B of A Texas                   (120.43)                                (120.43)
    Marketable Securities                   66.81                2.49               64.32
                                  ---------------     ---------------     ---------------
Total Cash                             (13,230.09)         (19,951.34)           6,721.25
                                                                                        -
Receivables                                                                             -
    Accts Receivable - Customers        32,412.00           33,780.00           (1,368.00)
    Accts Receivable - Credit Cards      2,429.10            2,232.57               196.53
    Employee Receivable                  2,319.55            3,319.55           (1,000.00)
    Accts Receivable - Other            84,757.60           94,412.41           (9,654.81)
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Receivables                      121,918.25          133,744.53          (11,826.28)
                                                                                        -
Inventories                                                                             -
    Inventory - Food                    24,046.29           18,816.63            5,229.66
    Inventory - Beverages                9,804.16            7,619.30            2,184.86
    Inventory - Retail                   2,485.42            2,500.00              (14.58)
    Inventory - Disposables             10,446.82            8,426.15            2,020.67
    Inventory - Supplies                20,358.23           20,358.23                   -
    Inventory - Danville                77,366.23           78,501.62           (1,135.39)
    Inventory - Concord              1,059,470.83        1,075,151.23          (15,680.40)
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Inventories                    1,203,977.98        1,211,373.16           (7,395.18)
                                                                                        -

Prepaids and Other Expenses                                                             -
    Prepaid Rent                        92,102.22           92,893.83             (791.61)
    Prepaid Taxes                        6,101.82            5,333.37              768.45
    Prepaid Tenant Improvements         10,000.00           10,000.00                   -
    Prepaid Expenses - Other            24,432.32           18,426.17            6,006.15
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Prepaids and Other Expense       132,636.36          126,653.37            5,982.99



                                 UPSCALE FOOD OUTLETS
                              COMPARATIVE BALANCE SHEET
                          December 31, 1995 - March 31, 1996

                                      31-Dec-95           31-Mar-96        Period Change
                                                                                        -
Fixed Assets                                                                            -
    Restaurant Equipment               884,586.10          885,586.55           (1,000.45)
    Furniture and Fixtures             430,732.83          430,831.33              (98.50)
    Office Equipment                     2,062.14            2,062.14                   -
    Computer Equipment                  69,848.25           69,848.25                   -
    Leasehold Improvements           2,839,200.50        2,848,282.78           (9,082.28)
    Lease Acquisition Costs             69,550.81           69,550.81                   -
    Pre Opening                        318,649.35          314,072.53            4,576.82
    Accum Deprec/Amortz               (828,961.94)      (1,010,788.89)         181,826.95
                                  ---------------     ---------------     ---------------
                                                                                        -
Net Fixed Assets                     3,785,668.04        3,609,445.50          176,222.54
                                                                                        -
Intangible Assets                                                                       -
    Tradename                            5,293.03            5,293.03                   -
    Accum Amortz - Tradename            (1,056.54)          (1,188.57)             132.03
    Goodwill - Luccas                  893,195.33          893,195.33                   -
    Accum Amortz - Goodwill           (161,271.29)        (183,601.16)          22,329.87
                                  ---------------     ---------------     ---------------

Net Intangible Assets                  736,160.53          713,698.63           22,461.90
                                                                                        -
Other Assets                                                                            -
    Lease Deposits                      42,317.89           42,317.89                   -
    Notes Receivable                 1,284,027.70        1,278,872.20            5,155.50
    Construction in Progress            90,756.76           92,658.91           (1,902.15)
    Deposits - Current                  29,077.39           22,006.00            7,071.39
    Deposits - Rest. Concepts                                7,500.00           (7,500.00)
                                  ---------------     ---------------     ---------------

Total Other Assets                   1,446,179.74        1,443,355.00            2,824.74
                                                                                        -
TOTAL ASSETS                         7,413,310.81        7,218,318.85          194,991.96


                                 UPSCALE FOOD OUTLETS
                              COMPARATIVE BALANCE SHEET
                          December 31, 1995 - March 31, 1996



                                         31-Dec-95           31-Mar-96        Period Change

Current Liabilities

Payables
    Accounts Payable Trade             327,098.03          231,620.91           95,477.12
    Bank Credit Line                     5,600.07            4,619.52              980.55
    Notes Payable - Current             75,681.21           75,047.76              633.45
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Payables                         408,379.31          311,288.19           97,091.12
                                                                                        -
Accrued Liabilities                                                                     -
    Employee Related Accruals                                                           -
    Garnishments                                               470.09             (470.09)
    Accrued Salaries & Wages            45,155.93                               45,155.93
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Employee Related Accruals         45,155.93              470.09           44,685.84

Accrued Taxes
    Property Tax Payable                 3,299.56            5,761.98           (2,462.42)
    Sales Tax Payable                   61,049.87           43,248.08           17,801.79
    Franchise Tax Payable                 (800.00)                                (800.00)
                                  ---------------     ---------------     ---------------

Total Accrued Taxes                     63,549.43           49,010.06           14,539.37
                                                                                        -
                                                                                        -


Other Accrued Liabilities                                                               -
    Accounts Payable - Accrued           2,442.49           (1,400.00)           3,842.49
    Accounts Payable - Accrued Rents   249,536.15          253,851.25           (4,315.10)
    Accounts Payable - Other            74,242.08           59,000.00           15,242.08
    Gift Certificates Payable              412.34              187.34              225.00
    Deferred Rent                       71,884.83           77,041.55           (5,156.72)
    Other Accrued Liabilities             (165.53)                                (165.53)
                                  ---------------     ---------------     ---------------

Total Other Accruals                   398,352.36          388,680.14            9,672.22
                                  ---------------     ---------------     ---------------

Total Current Liabilities              915,437.03          749,448.48          165,988.55



                                 UPSCALE FOOD OUTLETS
                              COMPARATIVE BALANCE SHEET
                          December 31, 1995 - March 31, 1996



                                         31-Dec-95           31-Mar-96        Period Change

Long Term Liabilities

Intercompany Payables
    Due MPC                         27,034,521.63       27,072,729.75          (38,208.12)
    Due MPDC                           146,951.52          149,305.20           (2,353.68)
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Intercompany Payables         27,181,473.15       27,222,034.95          (40,561.80)
                                                                                        -
                                                                                        -
Other Long Term Liabilities                                                             -
    Accrued Restructure
      Liabilities                    1,512,141.53        1,443,103.54           69,037.99
    Notes Payable - Long Term
      Portion                           94,399.93           94,399.93                   -
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Other Long Term Liabilities    1,606,541.46        1,537,503.47           69,037.99
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Long Term Liabilities         28,788,014.61       28,759,538.42           28,476.19
                                                                                        -
TOTAL LIABILITIES                   29,703,451.64       29,508,986.90          194,464.74
                                                                                        -
                                                                                        -
    EQUITY                                                                              -
                                                                                        -
Shareholders Equity                                                                     -
    Common Stock                         1,000.00            1,000.00                   -
    Retained Earnings               (1,848,376.34)     (22,291,140.83)      20,442,764.49
    Net Profit/Loss                (20,442,953.09)              (0.64)     (20,442,952.45)
                                  ---------------     ---------------     ---------------
                                                                                        -
Total Shareholders Equity          (22,290,329.43)     (22,290,141.47)            (187.96)
                                                                                        -
TOTAL LIABILITIES AND EQUITY         7,413,122.21        7,218,845.43          194,276.78



                                    SCHEDULE 2.10

                                Intellectual Property

     The following trademarks are registered in the name of Monterey Pasta Company; however, Upscale Food Outlets, Inc. has used such trade name and mark in its business and operations:

1. Trademark Registration -- MONTEREY PASTA COMPANY, under Registration No. 1,664,278, registered on November 12, 1991 with the U.S. Patent and Trademark Office

2. Trademark Registration -- MONTEREY PASTA COMPANY, under Registration No. 1,943,602, registered on December 26, 1995 with the U.S. Patent and Trademark Office

3. Trademark Registration -- MONTEREY PASTA COMPANY and Design, under Registration No. 1,945,131, registered on January 2, 1996 with the U.S. Patent and Trademark Office

4. Trademark Registration -- MONTEREY PASTA COMPANY and Design, under Registration No. 1,951,624, registered on January 23, 1996 with the U.S. Patent and Trademark Office

5. Trademark Registration -- MONTEREY PASTA COMPANY, under Registration No. 1,953,489, registered on January 30, 1996 with the U.S. Patent and Trademark Office

                                    SCHEDULE 2.11

List of Officers and Employees as of Last Fiscal Year whose Compensation Exceeded $50,000

Each of the following officers also received grants of stock options for Monterey Pasta Company Common Stock at an exercise price of $6.00 per share, unless otherwise indicated, which options expire ten years from the date of grant.

WILLIAM H. BENDER*
VICE PRESIDENT OF FOOD SERVICES
Executive Employment Agreement dated July 1, 1993 with Upscale Food Outlets,
Inc.

GRANT OF STOCK OPTIONS:

30,000 shares on 8-31-93, with shares to be vested as follows:

33.3% after 8-31-94; 66.6% after 8-31-95; and fully exercisable after 8-31-96 Option Term: Expires six years from date of grant

5,000 shares at an exercise price of $6.50 per share on 5-25-95, with shares to be vested as follows:

33.3% each year after 5-25-95 over a three-year period
Option Term:  Expires ten years from date of grant

Oral Agreement per Bender: Agreement was not for stock options but for stock equity, and that he was to receive 31,200 shares of Monterey Pasta Company Common Stock to afford him a 4% equity position or 31,200 shares.

JON FORSMAN
VICE PRESIDENT OF RESTAURANT OPERATIONS
Letter dated August 31, 1995 from Monterey Pasta Company to Mr. Forsman confirming offer of employment to Mr. Forsman as Vice President of Restaraunt Operations

GRANT OF STOCK OPTIONS: (No executed stock option agreement in files):

20,000 shares on 5-25-95, with shares to be vested immediately

20,000 additional shares on 5-25-97, with shares to be vested in second year from issue date
Option Term:  Expires ten years from date of grant

Termination: If terminated during the first 12 months of employment, Forsman to receive an amount equal to six months salary computed at the rate that he was at upon date of termination

- -----
* Mr. Bender's salary was charged to Monterey Pasta Development Company

Oral agreement: Forsman to receive 1,000 shares of Monterey Pasta Company Common Stock or $10,000 in cash per August 1995 restructuring of Upscale Food Outlets, Inc. Per the President and CEO, a bonus was paid to certain executive officers, including Messrs. Bender and Milan. Forsman was to have received such a bonus or 1,000 shares of Monterey Pasta Company Common Stock. In January 1996, Forsman agreed to accept 1,000 shares of Monterey Pasta Company Common Stock in lieu of the cash bonus. However, upon Forsman's termination
(as described below), he has now elected to receive $10,000 in cash.

Forsman was terminated effective 3-29-96.

DONALD L. MILAN
VICE PRESIDENT OF CONSTRUCTION

No written employment agreement

GRANT OF STOCK OPTIONS:

30,000 shares on 8-31-93, with shares to be vested as follows:

33.3% after 8-31-94; 66.6% after 8-31-95; and fully exercisable after 8-31-96 Option Term: Expires six years from date of grant

5,000 shares at an exercise price of $6.50 per share on 5-25-95, with shares to be vested as follows:

33.3% each year after 5-25-95 over a three-year period
Option Term:  Expires tenyears from date of grant

Oral Agreement per Milan: 5,000 shares are to be fully vested after one year

                                    SCHEDULE 2.12


                                  Insurance Coverage


Monterey Pasta Company maintains the insurance policies listed below and incorporated herein by this reference. Upscale Food Outlets, Inc. as a subsidiary of Monterey Pasta Company is named as an additional insured on all of the policies listed below, except for the workers compensation insurance policy with Allianz. Monterey Pasta Company's workers compensation insurance policy currently underwritten by Liberty Mutual Insurance Company, expired on April 17, 1996. Monterey Pasta Company has elected to place that coverage with Allianz through Tanner Insurance Brokerage, and the binder for that coverage is attached hereto. It is our understanding that Upscale Acquisitions, Inc. has also obtained workers compensation insurance with Allianz, effective April 17, 1996, through Tanner Insurance Brokerage.


Coverage
Policy #             Term         Carrier          Premium        Deductible
- --------             ----         -------          -------        ----------
PACKAGE
MMX80642609          2-22-96/97   Firemans Fund    $76,092        $500 Rest/
                                                                  $1000 Mfg

AUTOMOBILE
MXA80159695          2-22-96/97   Firemans Fund    $18,374        $1000 Comp/
                                                                  $1000
                                                                  Collision

UMBRELLA
AUO365443700         2-22-96/97   Zurich American  $15,000        Nil

                                  Underwriters/
D&O                  12-20-95/96  Lloyds           $119, 025      See Attached

LC68372
1203499                           Admiral          $50,715

Workers Comp
WCPO350525           4-17-96/97   Allianz          $97,021

Medical-
Managed Choice
698548-010-                       Aetna Life &
00700                3-22-94      Casualty         $108,840


Medical -
PPO/Traditional
698548-010-                       Aetna Life &
00701                3-22-94      Casualty         $11,820

Medical-Cobra
698548-010-                       Aetna Life &
00702                3-22-94      Casualty         $34,824

Life Insurance
502940               3-15-94      Unum Life Ins    $16,260

Dental Insurance
GH26179              3-15-94      ReliaStar Ins    $24,000        $50/Person

Medical-Salinas
59T05A               3-15-94      Blue Cross       $282,516


[TANNER INSURANCE BROKERS LETTERHEAD]



April 17, 1996



Wanda Schwartz
Monterey Pasta Company
353 Sacramento Street #500
San Francisco, CA  94111



RE: Workers' Compensation Coverage
    Allianz Insurance Company
    April 17, 1996 to April 17, 1997



Dear Wanda:

Enclosed you will find our insurance binder confirming that coverage has been placed with Allianz Insurance Company effective 4-17-96. This insurance binder will serve as temporary proof of insurance until such time as the actual policy is received.

Should you have any questions regarding your insurance program, please do not hesitate to contact our office.

Sincerely,

/s/ Lori Bodmer

Lori A. Bodmer
Account Manager

cc: Steven J. Tanner
    Tom Daggett

                                                                         4/17/96
- --------------------------------------------------------------------------------
THIS BINDER IS A TEMPORARY INSURANCE CONTRACT, SUBJECT TO THE CONDITIONS SHOWN
ON THE REVERSE SIDE OF THIS FORM
- --------------------------------------------------------------------------------
PRODUCER                            COMPANY                       BINDER NO.
                                    ALLIANZ INSURANCE COMPANY     b961b1046
                                    --------------------------------------------
                                        EFFECTIVE            EXPIRATION
                                     DATE      TIME        DATE      TIME
                                    --------------------------------------------
   TANNER INSURANCE BROKERS         4/17/96 12:01 X  AM   6/17/96 12:01 X    AM
   6000 STONERIDGE MALL RD, #480                 --- PM                --- NOON
   PLEASANTON, CA  94588            --------------------------------------------
                                    THIS BINDER IS ISSUED TO EXTEND COVERAGE
                                    IN THE ABOVE NAMED COMPANY PER EXPIRING
                                    POLICY NO:
                                    --------------------------------------------
CODE           SUB-CODE             DESCRIPTION OF OPERATIONS/VEHICLES/PROPERTY
                                         (INCLUDING LOCATION)
- ------------------------------------
INSURED                               WORKERS' COMPENSATION

   MONTEREY PASTA COMPANY
   353 SACRAMENTO STREET #500
   SAN FRANCISCO, CA  94111
- --------------------------------------------------------------------------------
COVERAGES                                                       LIMITS
- --------------------------------------------------------------------------------
  TYPE OF INSURANCE          COVERAGE/FORMS      AMOUNT   DEDUCTIBLE  COINSUR.
- --------------------------------------------------------------------------------
PROPERTY
   CAUSES OF LOSS
/ /BASIC  / /BROAD / /SPEC.
/ /
   ------------------------
- --------------------------------------------------------------------------------
GENERAL LIABILITY                                GENERAL AGGREGATE
                                                 -------------------------------
/ /COMM. GENERAL LIABILITY                       PROD. COMP/OP AGG.
                                                 -------------------------------
/ /CLAIMS MADE  / /OCCUR                         PERS. & ADV. INJURY
                                                 -------------------------------
/ /OWNER'S & CONTRACTS PROT.                     EACH OCCURRENCE
                                                 -------------------------------
                                                 FIRE DAMAGE (One Fire)
                                                 -------------------------------
/ /                                              MED. EXPENSE (One Per)
   ------------------------                      -------------------------------
                        RETRO DATE FOR CLAIMS MADE:
- --------------------------------------------------------------------------------
AUTOMOBILE LIABILITY                             COMBINED SINGLE LIMIT
                                                 -------------------------------
/ /ANY AUTO                                      BODILY INJ. (Per Person)
                                                 -------------------------------
/ /ALL OWNED AUTOS                               BODILY INJ. (Per Acc.)
                                                 -------------------------------
/ /SCHEDULED AUTOS                               PROPERTY DAMAGE
                                                 -------------------------------
/ /HIRED AUTOS                                   MEDICAL PAYMENTS
                                                 -------------------------------
/ /NON-OWNED AUTOS                               PERSONAL INJ. PROT.
                                                 -------------------------------
/ /GARAGE LIABILITY                              UNINSURED MOTORIST

- --------------------------------------------------------------------------------
AUTO PHYSICAL DAMAGE    / /ALL VEHICLES
          DEDUCTIBLE    / /SCHEDULED VEHICLES    / /ACTUAL CASH VAL.
/ /COLLISION:                                    / /STATED AMOUNT
             -------
/ /OTH THAN COL:                                 / /OTHER
               -----
- --------------------------------------------------------------------------------
EXCESS LIABILITY                                 EACH OCCURRENCE
                                                 -------------------------------
/ /UMBRELLA FORM                                 AGGREGATE
                                                 -------------------------------
/ /OTHER THAN UMBRELLA FORM                      SELF-INSURED RETEN.
                                                 -------------------------------
                        RETRO DATE FOR CLAIMS MADE:
- --------------------------------------------------------------------------------
                                                 / /STATUTORY LIMITS
                                                 -------------------------------
WORKER'S COMPENSATION                            EACH ACCIDENT        1000000
                                                 -------------------------------
       AND                                       DISEASE-POLICY LIMIT 1000000
                                                 -------------------------------
EMPLOYER'S LIABILITY                             DISEASE-EACH EMP.    1000000
- --------------------------------------------------------------------------------
SPECIAL CONDITIONS/OTHER COVERAGES

WORKERS' COMPENSATION POLICY


- --------------------------------------------------------------------------------
NAME & ADDRESS
- --------------------------------------------------------------------------------
                                  / /MORTGAGEE   / /ADDITIONAL INSURED
                                  / /LOSS PAYEE  / /
                                  ----------------------------------------------
                                  LOAN#

                                  ----------------------------------------------
                                  AUTHORIZED REPRESENTATIVE

                                  /s/ S J Tanner

- --------------------------------------------------------------------------------
ACORD-75-9 (7/90)                 2-20
- --------------------------------------------------------------------------------

                                      CONDITIONS

This Company binds the kind(s) of insurance stipulated on the attached form. The insurance is subject to the terms, conditions and limitations of the policy(ies) in current use by the Company.

This binder may be canceled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replaced by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.


                                 APPLICABLE IN NEVADA

Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (A) Shall be fined not more than $500.00 and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.

                                    SCHEDULE 2.13

                                List of Bank Accounts

Name of Financial   Type of Account     Account No.    Authorized Signatories
Institution

Bank of America    Deposit             14165-00271    Norman E. Dean
                                                      David J. Massara
                                                      Nina Mauricio
                                                      Robert J. Otto
Bank of America    Accounts Payable    14160-00325    Norman E. Dean
                                                      David J. Massara
                                                      Nina Mauricio
                                                      Robert J. Otto
Bank of America    Payroll             14163-00272    Norman E. Dean
                                                      David J. Massara
                                                      Nina Mauricio
                                                      Robert J. Otto

Montgomery Securities                  107-89330      Norman E. Dean
                                                      David J. Massara
                                                      Nina Mauricio
                                                      Robert J. Otto

Seattle Seafirst   Checking            67525618       Norman E. Dean
                                                      David J. Massara
                                                      Robert McCulloch

                                     SCHEDULE 7.7

                                  List of Directors



        Lance H. Mortensen is the sole director of Upscale Food Outlets, Inc.